UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2005, Gateway, Inc. (“Gateway”) entered into a Marketing, Development and Settlement Agreement (the “Agreement”) with Microsoft Corporation (“Microsoft”) to resolve legal issues between the two companies and to work together on the marketing and development of Gateway personal computing products.

The Agreement provides for periodic Microsoft payments to Gateway for an aggregate amount of $150 million over four years. As part of the Agreement, Gateway released all antitrust claims against Microsoft based on past conduct. Gateway will use the proceeds of the Agreement to fund various marketing initiatives, including advertising, sales training and consulting, as well as the research, development, and testing of new Gateway products that can run current Microsoft products and Microsoft’s next generation operating system and productivity software. Nothing in the Agreement limits Gateway’s ability to promote, distribute or otherwise support non-Microsoft products.

In addition to the Agreement, Gateway has a number of software licensing arrangements with Microsoft for Windows and Microsoft Office software products, among others.

A copy of the Agreement will be filed with Gateway’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2005

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER
Michael R. Tyler
Vice President & General Counsel